EXHIBIT 10.15.3


                            SECOND AMENDMENT TO LEASE
                                     RENEWAL


This SECOND AMENDMENT TO LEASE (this "Second Amendment") is made this 7th day of July, 2006 by and between TEACHERS INSURANCE & ANNUITY ASSOCIATION OF AMERICA, INC., a New York corporation ("Landlord") and NEAH POWER SYSTEMS, INC., a Washington corporation ("Tenant").

                                    RECITALS

         Landlord is the landlord and Tenant is the tenant under that certain Lease dated March 5, 2001 (the "Initial Lease"), as modified by First Amendment to Lease dated for reference purposes June 6, 2003 (the "First Amendment"), for premises located at 22118 20`h Avenue SE, Bothell, Washington, 98021, Building G, Unit 142 and 22122 20th Avenue SE, Bothell, Washington Building H, Unit 161 (the "Premises"). The Premises consists of 8,069 rentable square feet (being 4,483 rsf office, 586 rsf warehouse and 3,000 rsf lab). As used herein the "Amended Lease" shall mean the Initial Lease as amended by First Amendment, and the "Lease" shall mean the Amended Lease as modified by this Second Amendment.

         The parties desire to amend the Amended Lease to extend the Lease Term and make certain other changes, on the following terms and conditions.

         Except as otherwise specifically defined herein all capitalized terms shall have the meanings assigned in the Initial Lease.

                                    AGREEMENT

1. EXTENDED TERM OF THE LEASE. Section 1(g) of the Initial Lease is hereby amended to extend the Term of the Lease for a term ("Extended Term") commencing on September 1, 2006 ("Extended Term Commencement Date") and terminating on August 31, 2007 ("Expiration Date").

2. BASE  MONTHLY  RENT.  From and after the  Extended  Term  Commencement  Date,
Section 1(h) of the Initial Lease hereby is amended such that the Base Monthly Rent during the Extended Term is as follows:

                                                        G/ 142          H/161
                                                        ------          -----
Extended Term Commencement Date - August 31,           $8,736.00      $2,125.00
2007

3. PROJECT AREA. As of the Extended Term Commencement Date, Section 1(f) is hereby amended to reduce the Project Area to an agreed 361,439 rentable square feet and Exhibit B to

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the Initial Lease is replaced by Exhibit A to this Second Amendment.

4. As IS; LANDLORD'S WORK. Tenant leases the Premises during the Extended Term in its as-is, where-is condition and acknowledges that Landlord has not agreed to and shall not be required to make any improvements or alterations to the same.

5. OPTION TO RENEW. Tenant is hereby granted the right to extend the Term of this Lease beyond the Expiration Date of the Extended Term for one (I) successive period of twelve (12) months (the "Second Extended Term"). This right to extend may be exercised by Tenant only by giving Landlord written notice ("Notice") on or before February 28, 2007. If Tenant has defaulted in its obligations under this Lease, and failed to cure such defaults within any applicable cure period, then Tenant's right to extend the Lease for the Second Extended Term shall automatically terminate. Tenant's right to extend the Lease for the Second Extended Term is personal to Tenant and may not be exercised by any subtenant or assignee of Tenant. Tenant's extension rights shall apply to all of the Premises then leased by Tenant under this Lease. From and after the commencement of the Second Extended Term, all of the terms, covenants, and conditions of the Lease shall continue in full force and effect as written, except that Sections 5, and 6 of this Second Amendment shall be deleted in their entirety and Base Monthly Rent for the Second Extended Term shall be -at the-rate - then - being - paid- - under-new- new-leases- for - similarly improved and situated premises in the Canyon Park Business Center of which this Project is a part, but not less than the Base Monthly Rent in effect for the last month of the Extended Term. Tenant shall include with its Notice copies of Tenant's then-current financial statement as well as financial statements from the three
(3) years prior to the current financial statement year, and shall provide Landlord with such other financial information regarding Tenant as Landlord may require. Tenant's right to extend the Term of this Lease for the Second Extended Term is contingent upon Landlord's reasonable approval of such financial statements and information.

Tenant hereby acknowledges and agrees that its renewal rights set forth in this Section supersede and replace its renewal rights under Section 33 of the Initial Lease, which Tenant failed to exercise and therefore are deemed void and of no further force and effect.

6. RIGHT OF FIRST OPPORTUNITY. This Right of First Opportunity shall apply to Building G, Unit 140 of 22118 20th Avenue SE, Bothell, Washington 98021 (the "Expansion Space"). This Right of First Opportunity shall be subordinate to any other pre-existing tenant's expansion rights as of the date of mutual execution of this Second Amendment and Landlord shall further be entitled to voluntarily allow existing tenants to extend or renew their leases. Except as provided above, at such time as Landlord intends to offer all or any part of the Expansion Space for lease, Landlord shall so notify Tenant, which notice shall include the terms (rate, term, etc.) on which Landlord intends to offer the Expansion Space or part thereof (the "Offered Space"). If Landlord is offering a portion of the Expansion Space in conjunction with other, adjacent space, Landlord may designate the entirety of such offered space as the Offered Space. Tenant shall have five (5) business days from receipt of such notice to notify Landlord that Tenant agrees to enter into a lease for the Offered Space on the terms stated in Landlord's notice or to enter into a lease for the Offered Space on such other terms as may be mutually agreeable to Landlord and Tenant in their sole discretion. If Tenant does not enter into a lease for the Offered Space as provided in the proceeding sentence, this Right of First

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Opportunity  immediately  and without further action by Landlord shall terminate in its entirety. This Right of First Opportunity shall be exercisable by Tenant only if Tenant is in possession of the Premises under this Lease and is not then, nor, from and after the parties' mutual execution of this Second Amendment, ever has been, in default beyond any applicable notice and cure period under this Lease. Notwithstanding any other provision of this Section, this Right of First Opportunity shall expire on the Expiration Date of the Extended Term or the earlier termination of the Lease, provided that if Tenant exercises its Option to Renew, this Right of First Opportunity shall be extended until the expiration or termination of the Second Extended Term. Furthermore, this Right of First Opportunity shall be personal to Tenant and may not be exercised by any subtenant or assignee of Tenant.

7. BROKERS. Tenant was represented in this Second Amendment transaction by Eric Lonergan of Washington Partners, who shall be compensated by Landlord pursuant to a separate written agreement. Except for the broker set forth in the preceding sentence, each party shall indemnify, defend and hold the other party harmless from and against all costs, expenses, attorneys' fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under that party.

8. ENTIRE AGREEMENT. This Second Amendment and the Amended Lease constitute the entire agreement between Landlord and Tenant with respect to the subject matter of this Second Amendment.

9. FULL FORCE AND EFFECT. Except as specifically set forth herein, the Amended Lease is and remains in full force and effect and binding on the parties. Tenant confirms that Landlord is not now and has not in the past been in default under the Lease, and Tenant has no claim against Landlord for damages or offset of any type.

                            [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS  WHEREOF,  the parties hereby duly execute this Second Amendment as of the date and year first set forth above.



Landlord:    Teachers Insurance & Annuity Association of
             America, Inc., a New York corporation

             By:      /s/ Derek Landry
                      ----------------
                      Derek Landry
             Its:     Director


Tenant:      Neah Power Systems, Inc., a Washington corporation

             By:      /s/ Paul Abramowitz
                      -------------------
                      Paul Abramowitz
             Its:     President